EXHIBIT 4.04



                           STOCK RESTRICTION AGREEMENT

                                  by and among

                                 Interland, Inc.

                                       and

                    the parties identified as "Stockholders"

                          on the signature page hereof

                           Dated as of August 29, 2002



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                           STOCK RESTRICTION AGREEMENT


     THIS STOCK RESTRICTION AGREEMENT ("Agreement") is entered into as of August 29, 2002, by and among Interland, Inc., a Minnesota corporation (the "Company"), and the parties' identified as "Stockholders" on the signature page hereof (together, "the Stockholders").

                                   WITNESSETH:

     WHEREAS, the Company, PantherCub Acquisition Corporation, a Florida corporation, InnerHost, Inc., a Florida corporation, and the Stockholders are parties to an Agreement and Plan of Merger (the "Merger Agreement") executed contemporaneously herewith, pursuant to which the Stockholders will receive shares of the Company's Common Stock;

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1.   Certain Definitions.

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

     "Common Stock" means the Common Stock, par value $.01 per share of the Company.

     "Covered Registrable Securities" means, Registrable Securities held by the Stockholders and subject to the lock-up provisions of Section 2(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

     "Holder" or "Holders" (whether capitalized or not) means the Stockholders and any Person who shall hereafter acquire and hold Registrable Securities.

     "Registrable Securities" means the Common Stock issued to the Stockholders pursuant to the Merger Agreement (and not forfeited or returned to the Company pursuant to the terms of the Merger Agreement) and any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange offer, recapitalization or reclassification or similar transaction involving such Common Stock or exercise or conversion of any of the foregoing; provided, however, that any of the foregoing securities shall cease to be `Registrable Securities' to the extent (i) a Registration Statement with respect to their


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sale has been declared  effective under the Securities Act and they have been in fact disposed of pursuant to such Registration Statement (in accordance with Section 2), or (ii) they have been or may be distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (in accordance with Section 2).

     "Registration Statement" (whether capitalized or not) means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act on a form which might be used for the sale of the Registrable Securities by Holders, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, and all material incorporated by reference in such registration statement.

     "SEC" means the United States Securities and Exchange Commission. ---

     "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

2.   Lock-up Agreement.

     (a) Except as provided in Section 2(b), each Stockholder agrees that, without the prior written consent of the Company, he will not, directly or indirectly, (i) sell, contract or offer to sell, sell short, pledge or post as collateral (except to or in favor of the Company), transfer or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) except to or as directed by the Company any Covered Registrable Securities; or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risk of ownership of any Covered Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Covered Registrable Securities, in cash, or otherwise; provided, however that the Stockholder may transfer all or part of his Covered Registrable Securities (w) to its general partner and limited partners as part of a general distribution to all such partners, (x) to a trust for the benefit of himself, his spouse, or other members of his family so long as the sole trustee of the trust, who possess the sole right to vote the Covered Registrable Securities transferred to the trust, is the Stockholder, (y) pursuant to an involuntary transfer of Covered Registrable Securities including but not limited to a property division in conjunction with a divorce proceeding, or a sale upon execution or in foreclosure of any pledge, hypothecation or Lien or by acquisition of an interest therein by a trustee in bankruptcy or a receiver or a debtor's estate or (z) upon the Stockholder's death, pursuant to his will or trust or via the laws of descent and distribution; provided further that the restrictions in this Section shall cease and be of no further force or effect in the event of: (1) a Change in Control, as defined in Appendix A, (2) the Company or any of its material subsidiaries (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due, or (ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for its or a substantial part of its assets or (iii) shall commence any proceeding under any law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or (iv) shall have had any petition filed, or any proceeding shall have been commenced, against it as a result of or in which an adjudication is made or order for relief is entered or which remains undismissed for a period of 30 days or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property or (vi) takes any action effectuating, approving or consenting to any of the events described in clauses (i) through (v) or (vii) their shall otherwise be any receivership


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over the Company or its material  subsidiaries  or its or their  assets;  or (3)
shall make a public announcement of any default or event which with notice, the passage of time or both would constitute a default in respect of any indebtedness for borrowed money in excess of $5 million, or (4) any de-listing of the Common Stock from the Nasdaq National Stock Market or any de-registration of the Company under the Exchange Act.

     (b) For purposes of this Agreement, Registrable Securities shall either not be deemed to be, or shall cease to be deemed Covered Registrable Securities (as applicable) as follows:

     (i) From and after the date hereof, 37.5% of the Registrable Securities shall not be deemed to be Covered Registrable Securities.

     (ii) From and after the 90th day following  the date hereof,  an additional
20.83%  of  the  Registrable   Securities  shall  cease  to  be  deemed  Covered
Registrable Securities.

     (iii) On the first trading day of each month thereafter (each, a "Release Date"), an addition 6.94% of the Registrable Securities shall cease to be deemed Covered Registrable Securities so that on the 9th monthly anniversary of the date hereof, none of the Covered Registrable Securities issued to such Stockholder shall be deemed to be Covered Securities and shall be released from the provisions of Section 2(a) for all time and all purposes, notwithstanding any previous or subsequent circumstance, event, sale transfer or disposition.

     (iv) If, for the period of 10 consecutive trading dates following a Release Date, the Company has failed to have an effective Registration Statement in place that is not subject to a blackout or suspension period and that permits the sale of all the Registrable Securities that are not Covered Securities, an additional 6.94% of the Registrable Securities shall immediately cease to be deemed Covered Registrable Securities.

3.   Remedies.

     The parties hereto acknowledge and agree that the breach of any part of this Agreement may cause irreparable harm and that monetary damages alone may be inadequate. The parties hereto therefore agree that any party shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide, without the posting of any bond. Nothing contained herein, however, will be construed to limit any party's right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

4.   Miscellaneous.

     (a) Equitable Adjustments. The provisions of this Agreement including without limitation the restriction release in Section 2(b) shall be equitably and appropriately adjusted to take into account any securities that may be issued or distributed or be issuable in respect thereof by way of stock dividend, stock split or other distribution, merger, consolidation, exchange


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offer, recapitalization or reclassification or similar transaction involving the
Registrable Securities or the Common Stock or exercise or conversion of any of the foregoing.

     (b) Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

     (c) Controlling Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable principles of conflicts of law. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL ONLY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 4(k), SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

     (d) Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns, including without limitation and without the need for an express assignment, subsequent Holders of Covered Registrable Securities; provided, however, that any subsequent Holders of Covered Registrable Securities shall receive such assigned rights subject to all of the terms and conditions of this Agreement.

     (e) Entire Agreement. This Agreement, the Merger Agreement and the Escrow Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     (f) Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

     (g) Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

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     (h) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     (i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

     (j) Provisions Separable. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

     (k) Notices. Except as otherwise provided in this Agreement, all notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                  If to Interland, Inc.:

                  Interland, Inc.
                  303 Peachtree Center Avenue
                  Suite 500
                  Atlanta, GA  30303
                  Telephone No.:  (404) 260-2477
                  Facsimile:  (404) 720-3728
                  Attention: Chief Executive Officer
                  with a copy to General Counsel

                  If to the Stockholders:

                  Spire Capital Partners, L.P.
                  c/o Spire Capital Management
                  30 Rockefeller Plaza, Suite 4200
                  New York, NY 10112
                  Telephone No.: (212) 218-5454
                  Facsimile: (212) 218-5455
                  Attention: Richard H. Patterson

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                  with a copy to:

                  Sonnenschein Nath & Rosenthal
                  1221 Avenue of the Americas
                  New York, NY 10020
                  (212) 768-6700
                  Facsimile No.: (212) 768-6800
                  Attention: Paul A. Gajer


     All such notices, requests, consent and other communications shall be deemed to have been given when received.

     (l) Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.



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

     IN WITNESS WHEREOF, the undersigned have executed this Stock Restriction Agreement as of the date set forth above.


COMPANY:
INTERLAND, INC.

By:   /s/ Allen L. Shulman
   -----------------------------------------
Name: Allen Shulman
     ---------------------------------------
Title: VP, General Counsel
      --------------------------------------


                                  STOCKHOLDERS:

                                         SPIRE CAPITAL PARTNERS, L.P.

                                          By:  Spire Capital Partners, L.L.C.,
                                               its General Partner

                                          By:   /s/ Richard H. Patterson
                                                --------------------------------
                                            Name:   Richard H. Patterson
                                            Title:  Managing Member

                                          SPIRE INVESTMENT, L.L.C.

                                          By:   /s/ Richard H. Patterson
                                                --------------------------------
                                            Name:   Richard H. Patterson
                                            Title:  Managing Member

                                          WALLER-SUTTON MEDIA PARTNERS, L.P.

                                           By:  Waller-Sutton Media, L.L.C.,
                                                  its General Partner

                                          By:   /s/ Richard H. Patterson
                                                --------------------------------
                                            Name:   Richard H. Patterson
                                            Title:  Managing Member






                 [Signature Page to Stock Restriction Agreement]



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                                   APPENDIX A

                          Change in Control Definition


     "Acquiring Corporation" shall mean an entity which as a result of a Business Combination owns the Company or substantially all of the Company's assets directly or through one or more subsidiaries).

     "Beneficial Owner" with respect to a Person, means securities of which that Person is a beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act.

     "Business Combination" means a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company.

     "Change in Control" means:

     (i) a change in the beneficial ownership of the Company's voting stock (arising other than by means of a tender offer) such that any Person becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing a Control Share. A "Change in Control" shall not include ownership by any Person, who (A) as of the date hereof is the Beneficial Owner of securities representing a Control Share or (B) is an employee benefit plan (or related trust) sponsored or maintained by the Company or any 90% or more owned Subsidiary of the Company;

     (ii) holders of voting  securities of the Company approve the  consummation
of  a  Business  Combination,   unless,   immediately  following  such  Business
Combination, each of the following two conditions is satisfied:

     (A) all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock and voting securities of the Company immediately prior to such Business Combination beneficially own directly or indirectly, more than 50% of both the then-outstanding shares of Common Stock (or common stock equivalents) and the combined voting power of the then-outstanding securities entitled to vote generally, including in the election of directors, respectively, of the Acquiring Corporation in substantially the same proportions immediately prior to such Business Combination;

     (B) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, securities representing a Control Share of the Acquiring Corporation (except to the extent that such level of ownership in the Company existed prior to the Business Combination);

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     (iii) such time as the Continuing Directors do not constitute a majority of the Board of Directors of the Company (the "Board") (or, if applicable, the Board of Directors of an Acquiring Corporation);

     (iv) the holders of the voting securities of the Company approve a complete liquidation of the Company or a sale of all or substantially all of the assets of the Company; or

     (v) a tender offer (for which any required SEC filing under Section 14(d) of the Exchange Act of 1934 has been made) is made for the Common Stock or other voting securities of the Company. In the case of a tender offer described in this paragraph (v), a "Change in Control" will be deemed to have occurred upon the first to occur of:

     (A) any time during the offer when the Person making the offer either owns or has accepted for payment securities of the Company;

     (B) three business days before the offer is to terminate unless the offer is withdrawn first.

     "Continuing  Director" means at any date a member of the Board of Directors
(i) who was a member of the Board on the date hereof or (ii) who was nominated or elected in a formal resolution adopted by at least a majority of the directors who were Continuing Directors at the time of such nomination or election provided, however, that there shall be excluded from the definition of Continuing Director any individual whose assumption of the office occurred as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

     "Control Share" with regard to securities of the Company or an Acquiring Corporation, means ownership of either (x) 50 percent or more of the total voting power of the then outstanding securities, or (y) 50 percent or more of the outstanding Common Stock. Percentage ownership shall be computed in accordance with Rule 13d-3 promulgated under the Exchange Act.

     "Person" shall mean an individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.





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